Exhibit 99.1

Tyler Technologies to Acquire NIC in $2.3 Billion All-Cash Transaction

Transaction further strengthens Tyler’s ability to provide
end-to-end solutions to local, state, and federal governments

Expected to be accretive to Tyler’s non-GAAP earnings and EBITDA in 2021

PLANO, Texas & OLATHE, Kansas (Feb. 10, 2021) – Tyler Technologies, Inc. (NYSE: TYL) and NIC Inc. (NASDAQ: EGOV), jointly announced today that they have entered into a definitive agreement under which Tyler will acquire all outstanding shares of NIC in an all-cash transaction valued at approximately $2.3 billion.

Under the terms of the transaction, which was unanimously approved by the boards of directors of both companies, NIC stockholders will receive $34.00 per share in cash, which represents a premium of approximately 22% to NIC’s 30-day volume weighted average price as of February 9, 2021, and a 14% premium to the closing share price and 52-week closing high of $29.81 on February 9, 2021.

NIC is a leading digital government solutions and payments company, serving more than 7,100 federal, state, and local government agencies across the nation. Headquartered in Olathe, Kansas, NIC delivers user-friendly digital services that make it easier and more efficient for citizens and businesses to interact with government – providing valuable conveniences like applying for unemployment insurance, submitting business filings, renewing licenses, accessing information, and making secure payments without visiting a government office. Leveraging its strong track record of innovation, NIC helps government agencies rapidly deliver new digital solutions to provide essential services to citizens and businesses alike. In fiscal year 2020, NIC delivered revenues of $460.5 million and net income of $68.6 million.

“The pandemic has accelerated the shift by governments to online services and electronic payments as more citizens and businesses are interacting digitally with government. NIC is uniquely positioned with its deep expertise and robust digital solutions to partner with us in making government more efficient and more accessible to citizens,” said Lynn Moore, Tyler’s president and chief executive officer. “Our companies share a vision for thriving, connected communities, and our cultures are extremely compatible. The combination will provide extensive benefits for the clients, employees, and shareholders of both companies.”

“This announcement marks an exciting next chapter in our 30-year history, and one that we believe will create significant value for our government partners, employees, and stockholders,” said Harry Herington, NIC’s chief executive officer and chairman of the board. “The combined vision, strength, and resources of our companies will accelerate our

Tyler Technologies to Acquire NIC in $2.3 Billion All-Cash Transaction
Feb. 10, 2021

collective ability to provide innovative, efficient, transparent services to local, state, and federal governments. With this transaction, we are pleased to be able to deliver immediate, premium cash value to our stockholders and we look forward to NIC’s continued success as part of Tyler.”

Tyler’s strength in local government and NIC’s strength in state government are highly complementary. Together, the combined company expects to significantly expand its business with federal agencies and leverage Tyler’s sales channels and client base to enhance NIC’s scale and accelerate its strategy of bringing vertical applications to clients. In addition, NIC has extensive expertise and scale in the government payments arena, processing more than $24 billion in payments on behalf of citizens and governments in 2020, which will accelerate Tyler’s strategic payments initiatives. Tyler has a history of successful acquisitions, investing in and growing acquired companies. Tyler expects NIC to continue to manage its operations from its Olathe, Kansas, home office and to retain its employees and leadership team.

Financing, Approvals and Timing

Tyler plans to fund the transaction with a combination of approximately $700 million of cash on Tyler’s balance sheet and new debt. Tyler has obtained financing commitments for a $1.6 billion bridge facility with Goldman Sachs Bank USA and expects to replace the bridge facility with permanent financing prior to closing. The combination is expected to be accretive to Tyler’s non-GAAP earnings and EBITDA, as well as recurring revenue mix and free cash flow per share, in 2021.

The transaction is subject to the satisfaction of customary closing conditions, including regulatory approvals and approval by NIC’s stockholders. The transaction is expected to close in the second quarter of 2021.

Advisors

Goldman Sachs & Co. LLC is serving as exclusive financial advisor to Tyler, and Munck Wilson Mandala LLP is serving as legal counsel. Cowen and Company LLC is serving as exclusive financial advisor to NIC, and Shearman & Sterling LLP is serving as legal counsel.

Conference Call

Tyler will discuss its fourth quarter 2020 results and the acquisition during a conference call and webcast on Wednesday, February 10, 2021, at 9:00 a.m. EST.

Participants can pre-register for the teleconference at the following link: http://dpregister.com/sreg/10151750/e15a0630ce. Registered participants will receive an email with a calendar reminder, dial-in number, and PIN that allows immediate access to the call on Wednesday, February 10, 2021.

Tyler Technologies to Acquire NIC in $2.3 Billion All-Cash Transaction
Feb. 10, 2021

Participants who do not wish to pre-register may dial 844-861-5506 (U.S. callers), 412-317-6587 (international callers), or 866-450-4696 (Canada callers) and ask for the "Tyler Technologies" call. A replay will be available one hour after the call ends through February 17, 2021. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers), or 855-669-9658 (Canada callers) and reference passcode 10151750.

The live webcast and archived replay can also be accessed at https://tylertech.irpass.com/Presentations where presentation charts will also be available shortly before the conference call.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler's solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 27,000 successful installations across more than 11,000 sites, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been named to Government Technology's GovTech 100 list five times and has been recognized three times on Forbes' "Most Innovative Growth Companies" list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.

About NIC Inc.

NIC (Nasdaq: EGOV) is a leading digital government solutions and payments company, serving more than 7,100 federal, state and local government agencies across the nation. With headquarters in Olathe, Kansas, and offices in more than 30 states, NIC partners with government to deliver user-friendly digital services that make it easier and more efficient to interact with government – providing valuable conveniences such as applying for unemployment insurance, submitting business filings, renewing licenses, accessing information and making secure payments without visiting a government office. In 2020, NIC securely processed 400 million online transactions and more than $24 billion on behalf of government agencies. In response to the COVID-19 pandemic, NIC also developed more than 130 new solutions to address the needs of government and those it serves, such as crisis communications, pandemic unemployment, COVID-19 testing, and vaccine scheduling. Learn more at www.egov.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future

Tyler Technologies to Acquire NIC in $2.3 Billion All-Cash Transaction
Feb. 10, 2021

events and expectations that are not historical facts.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof.  Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the transaction, including the risks that (a) the transaction may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain NIC stockholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (d) other conditions to the consummation of the transaction under the merger agreement may not be satisfied; (2) the effects that any termination of the merger agreement may have on Tyler or NIC or their respective businesses, including the risks that Tyler’s or NIC’s stock price may decline significantly if the transaction is not completed; (3) the effects that the announcement or pendency of the merger may have on Tyler or NIC and their respective business, including the risks that as a result (a) NIC’s business, operating results or stock price may suffer, (b) NIC’s current plans and operations may be disrupted, (c) NIC’s ability to retain or recruit key employees may be adversely affected, (d) NIC’s business relationships (including, customers and suppliers) may be adversely affected, or (e) NIC’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on NIC’s ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against NIC and others; (6) the risk that the transaction and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of NIC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated or supplemented by subsequent reports that NIC has filed or files with the U.S. Securities and Exchange Commission (“SEC”).  Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Tyler nor NIC assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication may be deemed to be solicitation material in respect of the proposed transaction involving Tyler and NIC.  In connection with the proposed transaction, NIC plans to file a proxy statement with the SEC.

Tyler Technologies to Acquire NIC in $2.3 Billion All-Cash Transaction
Feb. 10, 2021

STOCKHOLDERS OF NIC ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT NIC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by NIC at the SEC’s website at www.sec.gov.  Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting NIC’s Investor Relations at stevek@egov.com or 913-754-7007.

Participants in Solicitation

NIC and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger.  Information regarding NIC’s directors and executive officers is available in its proxy statement filed with the SEC on March 12, 2020.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available).  These documents can be obtained free of charge from the sources indicated above.

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Tyler Technologies to Acquire NIC in $2.3 Billion All-Cash Transaction
Feb. 10, 2021

Investor Relations Contacts:

Brian K. Miller
Executive Vice President – CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

Steve Kovzan
Chief Financial Officer
NIC Inc
913-754-7007
stevek@egov.com

Media Contacts:

Jennifer Kepler
Senior Media Specialist
Tyler Technologies, Inc.
972.713.3770
media.team@tylertech.com

Elizabeth Proudfit
Senior Vice President, Marketing and Communications
NIC Inc
646-845-7356
eproudfit@egov.com

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